Exhibit 21

Item	NAME	Domicile
1	Anchor Bay Enterainment Australia PTY LTD. (fka Starz Home Entertainment Australia PTY Ltd)	Australia
2	Anchor Bay Entertainment Canada Co. (fka Starz Home Entertainment Canada Co; Anchor Bay Entertainment Canada Corp.)	Canada
3	Anchor Bay Entertainment UK Limited (fka Starz Home Entertainment UK Limited)	UK
4	Anchor Bay Entertainment, LLC (fka Starz Home Entertainment, LLC; IDT Home Entertainment, Inc.)	DE
5	Aries Pictures LLC	CO
6	Atlanta Braves, Inc.	GA
7	Atlanta National League Baseball Club, Inc.	GA
8	Barefoot Acquisition, LLC	DE
9	Braves Productions, Inc.	GA
10	Chalk Line Productions, LLC (fka Chalk Line Productions, Inc.)	CO
11	Communication Capital, LLC (fka Communication Capital Corp.)	DE
12	Deadspace 2, LLC	DE
13	Film Roman, LLC (fka Film Roman California, LLC)	DE
14	JJCK, LLC (dba EmFinders)	TX
15	KnowledgeWhere Holdings, Inc.	DE
16	LBTW I, LLC (fka LBTW I, Inc.)	DE
17	LCAP Investments, LLC	DE
18	LDIG 2, LLC (fka LDIG II, LLC)	DE
19	LDIG Cars, Inc.	DE
20	LDIG Financing LLC	DE
21	Leisure Arts, Inc.	DE
22	Leisure Web LLC (fka Two Peas, LLC; Kaboose Scrapbook LLC)	DE
23	Liberty Aero, LLC (fka Liberty Aero, Inc.)	DE
24	Liberty AGI, LLC (fka Liberty AGI, Inc.)	DE
25	Liberty Animal Planet, LLC	CO
26	Liberty Asset Management, LLC	DE
27	Liberty Associated Holdings LLC	DE
28	Liberty Associated, Inc.	DE
29	Liberty ATCL, Inc.	CO
30	Liberty BC Capital, LLC	DE
31	Liberty Cayman Preferred Company	Cayman
32	Liberty Centennial Holdings, Inc.	DE
33	Liberty Challenger, LLC	DE
34	Liberty Citation, Inc.	DE
35	Liberty CM, Inc.	DE
36	Liberty CNBC, Inc.	CO
37	Liberty Crown, Inc.	DE
38	Liberty Denver Arena LLC	DE
39	Liberty Fun Assets, LLC	DE
40	Liberty GI II, Inc.	DE
41	Liberty GI, Inc.	DE
42	Liberty GIC, Inc.	CO
43	Liberty IATV Holdings, Inc.	DE
44	Liberty IATV, Inc.	DE
45	Liberty IB2, LLC	DE
46	Liberty Java, Inc.	CO

47	Liberty KV, LLC	DE
48	Liberty MCNS Holdings, Inc.	CO
49	Liberty MLP, Inc.	CO
50	Liberty NC, LLC (fka Liberty NC, Inc.)	DE
51	Liberty NEA, Inc.	DE
52	Liberty PL2, Inc.	DE
53	Liberty PL3, LLC	DE
54	Liberty Programming Company LLC	DE
55	Liberty Property Holdings, Inc.	DE
56	Liberty Radio, LLC	DE
57	Liberty Satellite & Technology, Inc. (fka TCI Satellite Entertainment, Inc.)	DE
58	Liberty Satellite Radio Holdings, LLC (fka Liberty Satellite Radio, LLC)	DE
59	Liberty Satellite Radio, Inc.	DE
60	Liberty Satellite, LLC	DE
61	Liberty Sling, Inc.	DE
62	Liberty Sports Interactive, Inc. (fka CDM Fantasy Sports Corp.)	DE
63	Liberty Tower, Inc.	DE
64	Liberty TP Management Holdings, LLC	DE
65	Liberty TV, Inc. (f/k/a WFRV and WJMN Television Station, Inc.)	WI
66	Liberty Virtual Pets, LLC	DE
67	Liberty WDIG, Inc.	DE
68	Liberty Wireless 1, Inc.	DE
69	Liberty Wireless 11, Inc.	DE
70	Liberty Wireless 7, Inc.	DE
71	Liberty Wireless 8, Inc.	DE
72	Liberty Wireless 9, Inc.	DE
73	Liberty XMSR, Inc.	DE
74	LMC BET, LLC	DE
75	LMC Brazil, LLC	DE
76	LMC Denver Arena, Inc.	DE
77	LMC Events, LLC	DE
78	LMC IATV Events, LLC	DE
79	LMC TP Management, Inc.	DE
80	LMC Wireless 1, LLC	DE
81	LMC Wireless 2, LLC	DE
82	LMC Wireless 3, LLC	DE
83	LMC Wireless 4, LLC	DE
84	LMC Wireless 5, LLC	DE
85	LMC Wireless 6, LLC	DE
86	LMC Wireless Holdings, LLC (fka LMC Wireless Holdings, Inc.)	DE
87	LMC Wireless IV, LLC	DE
88	LSAT Astro LLC	DE
89	LSR Foreign Holdings 2, LLC	DE
90	LSR Foreign Holdings, LLC	DE
91	LTP Wireless 1, LLC	DE
92	LTWX I, LLC (fka LTWX I, Inc.)	DE
93	LTWX V, Inc.	CO
94	MacNeil/Lehrer Productions [gp]
95	Manga Entertainment Limited	UK
96	Manga Entertainment, LLC (fka Manga Entertainment, Inc.)	DE

97	Namor Productions, LLC (fka Namor Productions, Inc.)	DE
98	Noir Productions New Zealand Limited	NZ
99	Overture Films, LLC	DE
100	SEG Investments, Inc.	DE
101	SFD Productions, LLC	DE
102	Sparty Films LA, LLC	DE
103	Sparty Investments, LLC	DE
104	Starz Australia Holdings Pty Ltd.	Australia
105	Starz Canada Holdco, LLC	DE
106	Starz Canada Holdings I B.V.	Netherlands
107	Starz Canada Holdings I Co. (unlimited liability company)	Canada
108	Starz Canada Holdings II B.V.	Netherlands
109	Starz Entertainment, LLC (fka Starz Entertainment Group LLC; Starz Encore Group LLC)	CO
110	Starz Foreign Holdings B.V.	Netherlands
111	Starz Independent, LLC	DE
112	Starz Media Group, LLC (fka Starz Media Group, Inc.; fka Liberty Entertainment, Inc.)	DE
113	Starz Media, LLC (IDT Entertainment, Inc.)	DE
114	Starz Miami Productions, LLC	DE
115	Starz Noir Productions, LLC	DE
116	Starz UK Holdings Limited	UK
117	Starz, LLC	DE
118	The Stadium Club, Inc.	GA
119	TP Israel, LLC	DE
120	TP Locater Sub, LLC (f/k/a Zoombak, LLC fka Connectid, LLC)	DE
121	TP UK, LLC	DE
122	TPRT, LLC	DE
123	TruePosition Nigeria, LLC (fka TP Nigeria, LLC)	DE
124	TruePosition, Inc.	DE
125	TSAT Holding 1, Inc.	DE
126	TSAT Holding 2, Inc.	DE
127	Useful Networks Europe AB (fka LBSoftware AP)	Sweden
128	Useful Networks, Inc.	DE